Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three Month Period Ended May 31, 2013 and Guidance for Fiscal Year 2014

AZZ incorporated
Consolidated Statements of Income
(unaudited)

Three Months Ended May 31, 2013

Net Sales	$183,174,619

Cost of Sales	132,459,556

Selling, General and Administrative	26,686,938
Interest Expense	4,477,687
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(23,341)
Other (Income) Expense, Net	(3,828,037)
159,772,803

Income Before Income Taxes	23,401,816
Income Tax Expense	8,855,033

Net Income	$14,546,783

Income Per Share:
Basic	$0.57
Diluted	$0.57

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
(unaudited)

Assets:	Period Ended May 31, 2013

Current assets:
Cash and cash equivalents	$41,635,118
Accounts receivable (net of allowance for doubtful accounts)	136,117,752
Inventories	101,215,689
Costs and estimated earnings in excess of billings on uncompleted contracts	18,154,691
Deferred income taxes	9,754,383
Prepaid expenses and other	10,261,734
Total current assets	317,139,367

Net property, plant, and equipment	187,766,434

Goodwill, less accumulated amortization	281,428,273

Intangibles and Other Assets	195,569,667

$981,903,741

Liabilities and Shareholders' Equity:

Current liabilities:
Accounts payable	$42,752,507
Accrued liabilities	107,037,464
Total current liabilities	149,189,971

Long-term debt due after one year	444,302,543

Deferred income taxes	42,082,682

Shareholders' equity	346,328,545

$981,903,741

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
(unaudited)

Period Ended May 31, 2013

Net cash provided by operating activities	$39,878,540

Net cash used in investing activities	(288,178,868)

Net cash provided by (used in) financing activities	234,382,210

Effect of exchange rate changes on cash	(44,515)

Net (decrease) increase in cash and cash equivalents	(13,962,633)

Cash and cash equivalents at beginning of period	55,597,751

Cash and cash equivalents at end of period	$41,635,118

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

Three Months Ended May 31, 2013
Net sales:
Electrical and Industrial Products and Services	$96,466
Galvanizing Services	86,709
183,175

Segment operating income (a):
Electrical and Industrial Products and Services	13,048
Galvanizing Services	25,699
38,747

General corporate expenses (b)	10,471
Interest expense	4,478
Other (income) expense, net (c)	396
15,345

Income Before Taxes	$23,402

Total assets:
Electrical and Industrial Products and Services	$556,410
Galvanizing Services	378,102
Corporate	47,392
$981,904

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date May 31, 2013	Projected Year Ended Feb. 28, 2014	Projected QTR Ended Aug. 31, 2013
Net Sales:
Electrical and Industrial Products and Services	$98,466	$475,000 to $525,000
Galvanizing Services	$86,709	$350,000 to $375,000
Total Sales	$183,175	$825,000 to $900,000	$195,000 to $210,000

Diluted earnings per share *	$0.57	$2.65 to $2.95	$.60 to $.70

Net Sales by Market Segment:
Power Generation		39%
Transmission and Distribution		16%
Industrial		45%

Electrical and Industrial Products and Services
Revenues by Industry:
Power Generation		51%
Transmission and Distribution		16%
Industrial		33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		39%
OEM's		12%
Industrial		29%
Bridge and Highway		8%
Petro Chemical		12%

Operating Margins:
Electrical and Industrial Products and Services	13.5%	13% to 15%
Galvanizing Services	29.6%	27% to 29%

Cash Provided By (Used In)Operations	$39,879	$80,000 to $90,000
Capital Expenditures	$11,608	$40,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$12,320	$40,000 to $45,000
Total Bank Debt	$453,429	$430,000

Cash Dividend	$3,566	$14,500

Percent of Business By Segment:
Electrical and Industrial Products and Services	53%	58%
Galvanizing Services	47%	42%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/2013	$221,714
Bookings		181,092
Shipments		183,175
Backlog	5/31/2013	$219,631
Book to Ship Ratio		0.99